UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

December 4, 2015

Date of Report (Date of Earliest Event Reported)

Dakota Plains Holdings, Inc.

(Exact Name of Registrant as Specified in its Charter)

Nevada	001-36493	20-2543857
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

294 Grove Lane East Wayzata, Minnesota		55391
(Address of Principal Executive Offices)		(Zip Code)

(952) 473-9950

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On December 4, 2015, Dakota Plains Holdings, Inc. (the “Company”) and certain of its subsidiaries entered into an Amendment No. 2 and Waiver to the Credit Agreement (the “Amendment”) to amend the Revolving Credit and Term Loan Agreement dated December 5, 2014, by and among Dakota Plains Transloading, LLC, Dakota Plains Sand, LLC, Dakota Plains Marketing, LLC, the Company, the lenders from time to time party thereto (the “Lenders”), and SunTrust Bank, as administrative agent for the Lenders (the “Credit Agreement” and as amended prior to the date hereof, the “Existing Credit Agreement”).

Among other things, the Amendment amends the Existing Credit Agreement to (a) extend the maturity date of the Tranche B Term Loan to January 5, 2017, (b) increase the interest rate margins on the $25.5 million Tranche B Term Loan by 25 basis points over the margins in the Existing Credit Agreement and (c) modify the leverage ratio covenant for fiscal quarters ending prior to March 31, 2017 to increase the permissible level of total debt to the EBITDA of the Company and its subsidiaries for the preceding four fiscal quarters over the covenant levels permitted by the Existing Credit Agreement.

The Amendment waives certain events of default that could be triggered in connection with our pursuit of remedies against subsidiaries of World Fuel Services Corporation for railcar sublease agreements and unpaid fees and costs for crude oil transloading services. The Amendment also waives compliance with the leverage ratio covenant for the Company’s fiscal quarters ended December 31, 2015 and March 31, 2016 and certain other provisions of the Existing Credit Agreement.

The text of the Amendment is attached as Exhibit 10.1 to this current report on Form 8-K and is incorporated herein by reference. A copy of the Credit Agreement was filed as Exhibit 10.4 to the Company’s Form 8-K filed on December 8, 2014 and the Amendment No. 1 to the Credit Agreement was filed as Exhibit 10.1 to the Company’s Form 8-K filed on August 11, 2015, each of which is also incorporated by reference herein.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosure in Item 1.01 is incorporated by reference herein.

Item 7.01.	Regulation FD Disclosure.

On December 4, 2015, the Company issued a press release announcing the Amendment, the text of which is furnished as Exhibit 99.1 hereto and incorporated herein by reference. The information contained in this Item 7.01 and Exhibit 99.1 is being furnished, and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities under Section 18. Furthermore, the information contained in Exhibit 99.1 shall not be deemed to be incorporated by reference into our filings under the Securities Act of 1933, as amended, or the Exchange Act.

Item 9.01.	Financial Statements and Exhibits.

(d)            Exhibits

Exhibit No.	Description
10.1	Amendment No. 2 and Waiver to Revolving Credit and Term Loan Agreement, dated December 4, 2015, Dakota Plains Transloading, LLC, Dakota Plains Sand, LLC, Dakota Plains Marketing, LLC, Dakota Plains Holdings, Inc., the subsidiary loan parties party thereto, the lenders time to time party thereto and SunTrust Bank, as administrative agent for the lenders.

99.1	Press release, dated December 4, 2015.

1

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 4, 2015	DAKOTA PLAINS HOLDINGS, INC.

	By:	/s/ Timothy R. Brady
Timothy R. Brady Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description	Method of Filing

10.1	Amendment No. 2 and Waiver to Revolving Credit and Term Loan Agreement, dated December 4, 2015, Dakota Plains Transloading, LLC, Dakota Plains Sand, LLC, Dakota Plains Marketing, LLC, Dakota Plains Holdings, Inc., the subsidiary loan parties party thereto, the lenders time to time party thereto and SunTrust Bank, as administrative agent for the lenders.	Filed Electronically

99.1	Press release, dated December 4, 2015.	Furnished Electronically